Superclick USA
(Formerly Hotel Net LLC)
BALANCE SHEET (Audited)
 AUGUST 31, 2005
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS

     Cash                                               $  448,412
     Accounts receivable                                   180,539
     Inventory                                              27,130
                                                        -----------
                                                           656,081

     Furniture & Equipment (net)                            26,023
     Deposit                                                 2,123
                                                        -----------
        TOTAL ASSETS                                    $  684,227
                                                        ===========

CURRENT LIABILITIES

     Accounts Payable & Accrued Expenses                   408,439
     Due to Related Parties                                215,535
     Notes Payable                                          84,275
     Due to Superclick                                     450,000
                                                        -----------
        TOTAL LIABILITIES                                1,158,249

EQUITY

     Members Capital                                       127,600
     Retained Earnigs (deficit)                           (601,622)
                                                        -----------
        TOTAL EQUITY                                      (474,022)

                                                        -----------
     TOTAL LIABILITIES AND EQUITY                       $  684,227
                                                        ===========

Superclick USA
(Formerly Hotel Net LLC)
STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                            Year Ended
                                                                            August 31,
                                                                ------------------------------------
                                                                      2005                2004
REVENUES
       Sales                                                       $  972,930          $ 420,540
       Support revenue                                                287,371             68,574
       Other                                                           72,398              1,294
                                                                  ------------        -----------
            Total revenue                                           1,332,699            490,408

COSTS OF GOODS SOLD
       Labor and material                                             856,427            401,299
       Support                                                        291,878             75,997
       Other                                                               --             20,000
                                                                  ------------        -----------
            Total cost of goods sold                                1,148,305            497,296

GROSS PROFIT(LOSS)                                                    184,394             (6,888)

       Personnel costs                                                 72,467             17,774
       Contract labor                                                 199,764             70,500
       Telephone                                                       32,313             17,884
       Marketing & promotion                                           24,284             45,559
       Occupancy                                                       23,357              7,619
       Travel, meals & entertainment                                   73,427             23,503
       Insurance                                                       18,310              1,069
       Office expenses                                                 11,850              8,797
       Legal and professional fees                                     37,317              30,500
       Consultants                                                     15,280                 --
       Postage & delivery                                              13,841              9,392
       Interest expense                                                 2,588                 --
       Depreciation                                                     4,424                 --
       Web hosting service                                              3,620              2,204
       Other                                                            4,457              4,402
                                                                  ------------        -----------
TOTAL EXPENSES                                                        537,299            239,203
                                                                  ------------        -----------
       NET INCOME (LOSS)                                             (352,905)          (246,091)

ACCUMULATED DEFICIT, BEGINNING                                       (248,717)            (2,587)

                                                                  ------------        -----------
       ACCUMULATED DEFICIT ENDING                                  $ (601,622)         $(248,678)
                                                                  ============        ===========

Superclick USA
(Formerly Hotel Net LLC)
STATEMENTS OF CASH FLOWS
(NET OF EFFECT OF ACQUISITION)
YEARS ENDED AUGUST 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                                         Year Ended August 31,
                                                                                  --------------------------------
                                                                                      2005                2004
                                                                                  -----------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                      $(317,555)          $ (246,130)
     Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation                                                                 4,424                   --
CHANGES IN CURRENT ASSETS AND CURRENT
     LIABILITIES:
     (Increase) decrease in current liabilities:
          Accounts receivable                                                         51,612              (48,992)
          Inventory                                                                   31,317              (58,447)
          Deposit                                                                         --                2,123
     Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses                                       85,801              116,238
          Due to related parties                                                      65,363              150,172
                                                                                  -----------         ------------
          NET CASH USED FOR OPERATING ACTIVITIES                                     (79,038)             (85,036)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture and equipment                                     (23,188)              (7,259)
                                                                                  -----------         ------------
          NET CASH USED FOR INVESTING ACTIVITIES                                     (23,188)              (7,259)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Issuance of notes payable                                                   84,275                   --
          Increase in members capital                                                  9,000               96,459
                                                                                  -----------         ------------
          NET CASH PROVIDED  BY FINANCING ACTIVITIES                                  93,275               96,459
NET INCREASE (DECREASE) IN CASH                                                       (8,951)               4,164
CASH, beginning of period                                                              7,362                3,198
                                                                                  -----------         ------------
CASH, end of period                                                                $  (1,589)          $    7,362
                                                                                  ===========         ============

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Superclick USA (formerly Hotel Net LLC) (the Company) is in the business of providing and installing broadband high speed Internet connection equipment and IP ("Internet Protocol") infrastructure management systems with 24x7x365 help desk support primarily to hotels. The Company commercialized its initial Internet access management products in 2003. Hotel Net is installed in more than 20,000 hotel rooms in more than 160 hotels throughout North America.

Hotel Net was formed as a limited liability corporation under the laws of the State of Georgia in 2002.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements include the accounts of Superclick USA (formerly Hotel Net LLC) under the accrual basis of accounting.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the average costing method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is provided using the straight-line method. It is calculated over recovery periods as prescribed by management that range from 3 years for equipment to 5 years for furniture.

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer.

Maintenance and support revenue is recognized ratably over the maintenance term. First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. The Company bills clients monthly for maintenance and support. Ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements or on rates quoted in the contracts. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as selling, general and administrative expenses.

Advertising

The Company expenses all advertising costs as incurred. For the years ended August 31, 2005 and 2004 the Company incurred approximately $24,284 and $45,559 in advertising expenses, respectively.

Income taxes

Up to the date of Acquisition Hotel Net LLC was a not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. The partners of the Limited Liability Corporation paid tax individually based on their portion of ownership.

Impact of accounting standards

In December 2003, the FASB issued SFAS 132r, Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106. SFAS 132r revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This Statement retains the disclosure requirements contained in FASB Statement No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of SFAS 132r did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities." This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminates the alternative method of accounting for employee share- based payments previously available under

APB 25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.
In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the year ended August 31, 2005, three customers individually accounted for 55% of sales (30%, 13%, and 12%). Three customers represented 52% (26% 14% and 12%) of accounts receivable for the year ended August 31, 2005.

For the year ended August 31, 2004, two customers individually accounted for 54% of sales (43% and 11%).

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at August 31, 2005 and 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


NOTE B - INVENTORY

Inventory is comprised of computer equipment and is stated at the lower of cost or market, as determined using the first in, first out method. The following table represents the major components of inventory at August 31, 2005.

              Computer equipment               $   27,130
                                              ===========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at August 31, 2005:


Furniture & fixtures                           $  6,753
Computer hardware                                23,694
                                              ----------
                                                 30,447
Accumulated depreciation                         (4,424)
                                              ----------
Fixed assets, net                              $ 26,023
                                              ==========

Depreciation expense for the years ended August 31, 2005 and 2004 was $4,424 and $0, respectively.


NOTE D - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at August 31, 2005 consist of the following

Payables to vendors                                                $ 397,640
Accrued sales tax payable                                             10,799
                                                                  -----------
                                                                   $ 408,439
                                                                  ===========
NOTE E - NOTES PAYABLE

Notes payable at August 31, 2005 are as follows:

Related party unsecured demand note payable to Chintu Patel, bearing interest at 0% per annum. The interest, if imputed,
would be immaterial to the financial statements taken as
a whole.                                                         $     50,000

Unsecured line of credit, bearing interest at 7% per annum.
Maximum credit available is $40,000. Origination date of
3/1/2005.                                                              34,275
                                                                -------------
                                                                 $     84,275
                                                                =============

NOTE F - DUE TO RELATED PARTIES

Related party advances at August 31, 2005 are as follows


Advance from:
              Chintu Patel                                       $    49,593
              Anil Patel                                              26,041
              Vimal Patel                                              7,401
              Bella Investments                                       47,500
              Nitin Shah                                              50,000
              Chetan Patel                                            35,000
                                                                -------------
                                                                 $   215,535
                                                                =============

During the year ended August 31, 2005 the partners of the Company and one other related party advanced funds to the Company for use in supporting operations. The funds were advanced without interest. The interest, if imputed, would be immaterial to the financial statements taken as a whole. Furthermore, the funds are to be repaid with the proceeds from the acquirer, Superclick, Inc. (See Acquisition footnote).


NOTE G - COMMITMENT

The Company leases office and warehouse space at a rate of $6,396 per month with lease terms extending through April 30, 2005. Future lease payments under this operating lease are as follows:

                             Year Ending August 31,
                                      2005                25,584

The Company incurred $23,357 and $7,619 in rent expense during the years ended August 31, 2005 and 2004, respectively.


NOTE H - MEMBER'S CAPITAL

Members Capital at August 31, 2005 consisted of the following:

----------------------------------------------------------
Anil Patel                                         $6,700
----------------------------------------------------------
Chirag Patel                                       31,700
----------------------------------------------------------
Vimal Patel                                         6,700
----------------------------------------------------------
Bella Investments                                  57,500
----------------------------------------------------------
Dipan Patel                                        25,000
----------------------------------------------------------
                                                 $127,600
                                              ============
----------------------------------------------------------

NOTE I - GOING CONCERN AND MANAGEMENT'S PLANS

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors give raise substantial doubt about its ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding form new investors to alleviate the Company's working deficiency, and 2) implement a plan to generate sales. The Company's continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainty.


NOTE J - ACQUISITION BY SUPERCLICK, INC.

As filed by Superclick, Inc. on July 20, 2005 with the Securities and Exchange Commission on Form 8-K, on July 18, Superclick, Inc., a corporation formed under the laws of the State of Washington (the "Company"), and Hotel Net, a limited liability corporation formed under the laws of the State of Georgia and the stockholders of Hotel Net ("Hotel Net Stockholders") entered into a binding letter of intent ("LOI") providing for the acquisition of Hotel Net (the "Hotel Net Shares") from the Hotel Net Stockholders.

Consummation of the transaction is subject to a number of conditions, including:

o     The execution of a definitive agreement;

o The delivery to the Company of fully executed releases by all Hotel Net Stockholders to the effect that no such Hotel Net Stockholder is owed any form of payment or other obligation by Hotel Net in addition to the terms set forth in the binding LOI;

o     Completion of a satisfactory due diligence investigation by both parties;

o The entry into certain employment agreements by and among the Company and certain stockholders of Hotel Net; and

o Definitive approval by the board of directors of Superclick, Inc. of the Purchase Agreement and all transactions and developments contemplated thereby.

As filed on September 6, 2005, the Company closed its definitive agreement to purchase 100% of the membership interest of Hotel Net LLC as of August 31, 2005. Pursuant to the terms of the definitive agreement, the Company will pay Hotel Net's shareholders $450,000 in cash upon the execution of the definitive agreement and 2,750,000 shares of its restricted common stock. Within 120 days from the closing date of the acquisition, the Company will issue individual notes amounting to $350,000 to Hotel Net's shareholders. These notes are due January 1, 2006 plus accrued interest thereon. In addition, and pursuant to the terms of the definitive agreement certain founding members of Hotel Net will enter into an "earn-out" with the Company wherein if it meets certain sales objectives within the first year from the closing date of the acquisition, it will receive up to 2,000,000 additional shares of restricted common stock and $200,000 in cash.

As of the date of this report the Company had received $450,000 in cash from Superclick, Inc.

NOTE K - ACQUISITION BY SUPERCLICK, INC.

In July 2005, the Company entered into an agreement whereby Superclick, Inc. would acquire all of the member's capital as of August 31, 2005. If the acquisition had been consummated as of October 31, 2004 (the most recent year-end of Superclick, Inc.) then summarized pro forma (unaudited) consolidated financial statements would appear as follows:

                                                                   July 31, 2005
                                                                   -------------

Cash                                                                $   192,127
Accounts receivable                                                   1,299,916
Other current assets                                                    611,724
Property and equipment (net)                                            153,036
Other non-current assets                                                 35,432
Goodwill                                                              2,471,522
                                                                   -------------
     Total Assets                                                   $ 4,763,757
                                                                   =============

Accounts payable                                                    $ 1,109,617
Deferred revenue                                                        256,896
Other current liabilities                                                72,918
Notes payable to former to shareholders of Hotel Net, LLC               350,000
Stockholders' equity                                                  3,855,350
Retained earnings (deficit)                                            (881,024)
                                                                   -------------
     Total Liabilities and Shareholder's Equity                     $ 4,763,757
                                                                   =============

The following summarized consolidated pro forma (unaudited) information assumes the acquisition occurred on November 1, 2004 and November 1, 2003:

                                             9 Months Ended July 31,
                                          -----------------------------
                                                2005           2004
                                          --------------   ------------
Net Sales                                  $  3,631,947     $1,856,389
                                          --------------   ------------

Net Income (loss) from operations            (1,291,309)      (958,577)
                                          --------------   ------------
Other income (expense)                          (42,132)             -
                                          --------------   ------------
Net Income (loss)                          $ (1,333,441)    $ (958,577)
                                          ==============   ============

Earnings (loss) per share:                 $     (0.048)    $   (0.039)

Weighted Average Shares Outstanding
   Basic and diluted                         27,963,880     24,896,722


Other income (expenses) of $42,132 was primarily foreign currency translation loss.

The separate financial statements of SNI, in U.S. dollars, are as follows:


                                                      October 31,
-----------------------------------------------------------------------------
                                              2005                   2004
-----------------------------------------------------------------------------
Cash                                       $  15,656                 $14,843
-----------------------------------------------------------------------------
Accounts receivable                           76,128                  19,460
-----------------------------------------------------------------------------
R&D tax credits receivable                    83,730                 113,740
-----------------------------------------------------------------------------
Inventories                                   22,749                  25,153
-----------------------------------------------------------------------------
Prepaid expenses                               6,454                   8,793
-----------------------------------------------------------------------------

Total current assets                         204,717                 181,989
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Property and equipment (net)                  41,175                  42,998
-----------------------------------------------------------------------------
Intangible asset (net)                             0                  13,993
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total assets                               $ 245,892                $238,980
                                          ==========               =========
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Accounts payable                           $ 167,357                 $92,301
-----------------------------------------------------------------------------
Accrued payroll                               55,637                   2,567
-----------------------------------------------------------------------------
Accrued other                                  8,029                   3,031
-----------------------------------------------------------------------------
Notes payable                                 22,920                  32,039
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total Liabilities                            253,943                 129,938
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Common stock                                 213,891                 383,332
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Currency translation adjustment               (7,476)                 (4,643)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Retained earnings (deficit)                 (214,466)               (269,646)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total equity                                  (8,051)                109,043
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total liabilities and equity               $ 245,892                $238,980
                                          ==========               =========
-----------------------------------------------------------------------------

                                                   2005              2004
                                               ------------    ------------
 Revenue:
     Sales                                      $  652,336      $   96,483

Cost and Expenses:
     Cost of sales                                 478,763          72,683
     General and administrative expense            355,953         165,892
     Research and development                       89,449         136,380
     Depreciation and amortization                  27,414          26,252
     Interest                                       11,462           2,900
                                               ------------    ------------

     Total costs and expenses                      963,041         404,107

Income (loss) from operations                    (310,706)       (307,624)

Other income (expense)
     Gain (loss) on cancellation of debt           299,441               0
                                               ------------    ------------

Earnings (loss) before income taxes               (11,265)       (307,624)

     Provision (Benefit) for income taxes         (66,445)       (105,656)
                                               ------------    ------------

          Net earnings (loss)                       55,181       (201,968)

Retained Earnings, beginning of year             (269,646)        (67,678)
                                               ------------    ------------

Retained Earnings, end of year                  $(214,466)      $(269,646)
                                               ============    ============

Statements of cash flows for the years ended October 31:

                                                                    2005             2004
                                                                ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net gain (loss)                                                $55,181       $(201,968)
     Adjustments to reconcile net loss
     to net cash used by operating activities:
     Depreciation and amortization                                   27,414           26,252
     Loan forgiveness                                             (299,441)                -
CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES
  (Increase) decrease in current assets:
     Accounts receivable                                           (48,624)           48,684
     R&D tax credits receivable                                      46,451        (112,783)
     Prepaid expenses                                                 3,608          (8,719)
     Inventory                                                        6,399         (14,604)
Increase (decrease) in current liabilities:

 Accounts payable and accrued expenses                              126,499           31,981
                                                                ------------     ------------
NET CASH USED FOR OPERATING ACTIVITIES                             (82,513)        (231,156)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of furniture and equipment                         (3,426)         (10,696)
                                                                ------------     ------------
NET CASH USED FOR INVESTING ACTIVITIES                              (3,426)         (10,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Sale of common stock                                                 0          383,332
     Related party loan                                              97,273        (168,940)
                                                                ------------     ------------
NET CASH PROVIDED  BY FINANCING ACTIVITIES                           97,273          214,392

Effect of exchange rate changes on cash                            (10,521)           32,135

NET INCREASE (DECREASE) IN CASH                                         813            4,675

CASH, beginning of period                                            14,843           10,168
                                                                ------------     ------------
CASH, end of period                                                 $16,656          $14,843
                                                                ============     ============